Exhibit 99.1

Singularity Future Technology Received Nasdaq Delinquency Notice on Late Filing of its Form 10-Q

Great Neck, N.Y., May 25, 2022 – Singularity Future Technology Ltd. (“Singularity” or the “Company”) (Nasdaq: SGLY) today announced it received a notice of non-compliance from Nasdaq Stock Market LLC (“Nasdaq”) on May 24, 2022 notifying the Company that, as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 (the “Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires listed companies to timely file all periodic financial reports with the U.S. Securities and Exchange Commission (the “SEC”).

Under Nasdaq’s listing rules, the Company has 60 calendar days to submit a plan to regain compliance. If the plan is accepted by Nasdaq, the Company can be granted up to 180 calendar days from the Form 10-Q due date, or until November 21, 2022, to regain compliance.

The Company is working diligently to complete its Form 10-Q and intends to file the Form 10-Q as soon as practicable to regain compliance with the Rule. This notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq; however, if the Company fails to timely regain compliance with the Rule, the Company’s common stock will be subject to delisting from Nasdaq.

About Singularity Future Technology Ltd. (Nasdaq: SGLY)

On January 3, 2022, the Company changed its name from Sino-Global Shipping America, Ltd. to Singularity Future Technology Ltd. (Nasdaq: SGLY). Since 2020, it plans to develop a presence in the Blockchain supply management area by focusing on solutions for globally interconnected networks and establishing crypto mining pools. As the Blockchain landscape constantly shifts, the Company strives to provide involvement and an ecosystem for its clients in this ever-changing space. The Company is building on its existence as a global logistics and ship management services company, founded in 2001 in New York, with subsidiaries in New York, Houston, Montreal, Hong Kong, Shanghai, and Ningbo, China. The Company provided customers with all of their shipping logistics and agency needs as a full-service provider. Additional information about the Company can be found on the Company’s corporate website at www.singularity.us.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the Company’s expectations regarding the Company’s ability to file the Form 10-Q with the SEC and regain compliance with the Nasdaq Listing Rule. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. The Company’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those described in more detail in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and other documents on file with the SEC, each of which can be found on the SEC’s website, www.sec.gov, or the investor relations portion of the Company’s website. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

David Pasquale

Global IR Partners

New York Office Phone: +1-914-337-8801

SGLY@globalirpartners.com